EXHIBIT 23

Independent Auditors’ Consent

The Board of Directors
Apogent Technologies Inc. and subsidiaries:

We hereby consent to incorporation by reference in the registration statements (No. 33-54434, No. 33-54436, No. 33-74112, No. 33-80098, No. 33-94822, No. 333-73588, No. 333-95169 and No. 333-47015) on Form S-8 and in the registration statement No. 333-75834 on Form S-3 of Apogent Technologies Inc. and subsidiaries of our reports dated November 11, 2002, relating to the consolidated balance sheets of Apogent Technologies Inc. and subsidiaries as of September 30, 2002 and 2001 and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2002, and all related financial statement schedules, which reports appear in the September 30, 2002 annual report on Form 10-K of Apogent Technologies Inc. and subsidiaries.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”.

/s/KPMG LLP
KPMG LLP
Boston, Massachusetts
December 20, 2002